FOR IMMEDIATE RELEASE

Tower International Reports Solid First Quarter Results And Increases Outlook For Full Year

LIVONIA, Mich., April 30, 2014 – Tower International, Inc. [NYSE: TOWR], a leading global manufacturer of engineered automotive structural metal components and assemblies, today announced first quarter 2014 results and updated its outlook for the full year.

•	Revenue for the first quarter was $548 million, up 3 percent from $534 million in the first quarter 2013. Higher customer production in North America and Europe more than offset declines in Brazil and China.

•	Adjusted EBITDA for the quarter was $54.2 million, a 4 percent increase from $52.1 million a year ago, reflecting higher revenue and favorable net cost performance.

•	Net income of $14.9 million in the first quarter 2014 compared with net income of $2.5 million a year ago. As detailed below, this year’s first quarter included certain items that adversely impacted results by $0.5 million. Excluding these items and comparable items in the first quarter of 2013, diluted adjusted earnings were 72 cents per share, up 40 cents or 125 percent from a year ago. Lower interest expense was a major driver of the increase in per-share earnings.

•	Liquidity at March 31 was a record $362 million. During the First Quarter, Tower’s corporate rating was increased by both S&P (to BB-) and Moody’s.

•	For the full year, Tower is increasing its outlook for revenue by $25 million, to $2.175 billion. The company now expects adjusted EBITDA of $215 million and diluted adjusted earnings per share of $2.90, both at the high-end of prior projections. The outlook for adjusted free cash flow is increased by $5 million.

“With the obvious caveat that the year is still young, first quarter earnings exceeded our expectations, boosting our confidence for full year 2014,” said President and CEO

Mark Malcolm.

Tower to Host Conference Call Today at 11 a.m. EDT

Tower will discuss its first quarter 2014 results and other related matters in a conference call at 11 a.m. EDT today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company’s website or by telephone. The slide presentation and webcast can be accessed via the investor relations portion of Tower’s website www.towerinternational.com. To dial into the conference call, domestic callers should dial (866) 393-4576, international callers should dial (706) 679-1462. An audio recording of the call will be available approximately two hours after the completion of the call. To access this recording, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference Conference I.D. #31661480. A webcast replay will also be available and may be accessed via Tower’s website.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “Adjusted EBITDA”, “Adjusted EBITDA margin”, “Adjusted Earnings Per Share (EPS)”, “free cash flow”, “adjusted free cash flow” and “net debt.” We define Adjusted EBITDA as net income / (loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations provided in this presentation. Adjusted EBITDA margin represents Adjusted EBITDA divided by revenues. Adjusted Earnings Per Share exclude certain income and expense items described in the reconciliation provided in this presentation. Free cash flow is defined as cash provided by operating activities less cash disbursed for purchases of property, plant and equipment. Adjusted free cash flow is free cash flow excluding cash received or disbursed for customer tooling. Net debt represents total debt less cash and cash equivalents. We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Earnings Per Share, free cash flow, adjusted free cash flow and net debt as supplements to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented above are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s projected revenue, Adjusted EBITDA and diluted adjusted earnings per share and statements regarding net reductions in ongoing annual interest expense, new sources of profitable growth, future financial results and the Company’s future business outlook. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this press release and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors described in our reports filed with the SEC, could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	global automobile production volumes;
•	the financial condition of our customers and suppliers;
•	our ability to make scheduled payments of principal or interest on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;
•	our ability to refinance our indebtedness;
•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions;
•	any increase in the expense and funding requirements of our pension and other postretirement benefits;
•	our customers’ ability to obtain equity and debt financing for their businesses;
•	our dependence on our largest customers;
•	pricing pressure from our customers;
•	work stoppages or other labor issues affecting us or our customers or suppliers;
•	our ability to integrate acquired businesses;
•	risks associated with business divestitures; and
•	costs or liabilities relating to environmental and safety regulations.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerautomotive.com

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended March 31,
	2014	2013

Revenues	$548,375	$534,140
Cost of sales	486,605	476,080
Gross profit	61,770	58,060
Selling, general, and administrative expenses	34,330	33,370
Amortization expense	657	832
Restructuring and asset impairment charges, net	1,389	2,680
Operating income	25,394	21,178
Interest expense	7,195	13,428
Interest income	205	274
Other expense	87	-
Income before provision for income taxes and equity in loss of joint venture	18,317	8,024
Provision for income taxes	2,880	3,490
Equity in loss of joint venture, net of tax	(159)	-
Net income	15,278	4,534
Less: Net income attributable to the noncontrolling interests	423	1,986
Net income attributable to Tower International, Inc.	$14,855	$2,548

Weighted average common shares outstanding
Basic	20,513,183	20,261,259
Diluted	21,263,163	20,593,045

Net income per share attributable to Tower International, Inc.:
Basic	$0.72	$0.13
Diluted	0.70	0.12

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data - unaudited)

	March 31, 2014	December 31, 2013

ASSETS
Cash and cash equivalents	$185,318	$134,880
Accounts receivable, net of allowance of $1,913 and $2,071	320,831	255,674
Inventories	89,197	81,278
Deferred tax asset - current	8,633	8,649
Prepaid tooling, notes receivable, and other	57,337	44,896
Total current assets	661,316	525,377

Property, plant, and equipment, net	547,782	549,605
Goodwill	67,196	66,976
Investment in joint venture	8,242	8,624
Deferred tax asset - non-current	3,407	3,732
Other assets, net	27,768	28,679
Total assets	$1,315,711	$1,182,993

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt and current maturities of capital lease obligations	$53,478	$39,704
Accounts payable	318,643	262,425
Accrued liabilities	157,085	129,167
Total current liabilities	529,206	431,296

Long-term debt, net of current maturities	481,603	454,073
Obligations under capital leases, net of current maturities	9,726	10,013
Deferred tax liability - non-current	14,442	14,381
Pension liability	51,069	54,915
Other non-current liabilities	81,366	81,446
Total non-current liabilities	638,206	614,828
Total liabilities	1,167,412	1,046,124
Commitments and contingencies

Stockholders' Equity:
Tower International, Inc.'s stockholders' equity
Preferred stock, $0.01 par value, 50,000,000 authorized and 0 issued and outstanding at March 31, 2014 and December 31, 2013	-	-
Common stock, $0.01 par value, 350,000,000 authorized, 21,235,877 issued and 20,595,610 outstanding at March 31, 2014 and 21,079,027 issued and 20,472,637 outstanding at December 31, 2013	212	211
Additional paid in capital	329,860	327,998
Treasury stock, at cost, 640,267 shares as of March 31, 2014 and 606,390 shares as of December 31, 2013	(9,483)	(8,594)
Accumulated deficit	(242,632)	(257,487)
Accumulated other comprehensive income	11,160	12,247
Total Tower International, Inc.'s stockholders' equity	89,117	74,375
Noncontrolling interests in subsidiaries	59,182	62,494
Total stockholders' equity	148,299	136,869

Total liabilities and stockholders' equity	$1,315,711	$1,182,993

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands - unaudited)

	Three Months Ended March 31,
	2014	2013

OPERATING ACTIVITIES:
Net income	$15,278	$4,534

Adjustments required to reconcile net income to net cash provided by continuing operating activities:
Non-cash restructuring and asset impairment charges, net	-	955
Term Loan re-pricing fees	87	-
Deferred income tax provision	351	96
Depreciation and amortization	24,688	25,172
Non-cash share-based compensation	1,204	1,185
Pension income, net of contributions	(3,846)	(3,551)
Change in working capital and other operating items	(21,712)	(27,097)
Net cash provided by continuing operating activities	$16,050	$1,294

INVESTING ACTIVITIES:
Cash disbursed for purchases of property, plant, and equipment	$(13,903)	$(14,587)
Deposit received for the sale of property, plant, and equipment	13,817	-
Investment in joint venture	(760)	-
Net cash used in continuing investing activities	$(846)	$(14,587)

FINANCING ACTIVITIES:
Proceeds from borrowings	$36,953	$154,198
Repayments of borrowings	(30,795)	(158,478)
Proceeds from borrowings on Additional Term Loans	33,145	-
Debt re-financing costs	(917)	-
Purchase of treasury stock	(889)	(275)
Secondary stock offering transaction costs	(75)	-
Proceeds from stock options exercised	658	-
Noncontrolling interest dividends	(2,149)	-
Net cash provided by / (used in) continuing financing activities	$35,931	$(4,555)

Discontinued operations:
Net cash from discontinued operating activities	$-	$-
Net cash from discontinued investing activities	-	15,827
Net cash from discontinued financing activities	-	-
Net cash from discontinued operations	$-	$15,827

Effect of exchange rate changes on continuing cash and cash equivalents	$(697)	$(839)

NET CHANGE IN CASH AND CASH EQUIVALENTS	$50,438	$(2,860)

CASH AND CASH EQUIVALENTS:
Beginning of period	$134,880	$113,943

End of period	$185,318	$111,083

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA AND NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

(Amounts in thousands - unaudited)

Segment Data	Three Months Ended March 31,
	2014		2013
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$249,863	$20,466	$244,769	$22,031
Americas	298,512	33,748	289,371	30,035
Consolidated	$548,375	$54,214	$534,140	$52,066

Adjusted EBITDA Reconciliation	Three Months Ended March 31,
	2014	2013
Adjusted EBITDA	$54,214	$52,066
Restructuring and asset impairment charges, net	(1,389)	(2,680)
Depreciation and amortization	(24,688)	(25,172)
Acquisition costs and other	(106)	(74)
Long-term compensation expense	(2,637)	(1,362)
Interest expense, net	(6,990)	(13,154)
Closure of Tower Defense & Aerospace	-	(1,600)
Other expense	(87)	-
Provision for income taxes	(2,880)	(3,490)
Equity in loss of joint venture, net of tax	(159)	-
Net income attributable to noncontrolling interests	(423)	(1,986)
Net income attributable to Tower International, Inc.	$14,855	$2,548

Adjusted Free Cash Flow Reconciliation	Three Months Ended March 31,
	2014	2013
Net cash provided by continuing operating activities	$16,050	$1,294
Cash disbursed for purchases of PP&E	(13,903)	(14,587)
Deposit received for sale of PP&E	13,817	-
Free cash flow	15,964	(13,293)
Less: Cash disbursed for customer-owned tooling	(7,927)	(4,244)
Adjusted free cash flow	$23,891	$(9,049)

Net Debt Reconciliation	March 31,	December 31,
	2014	2013
Short-term debt and current maturities of capital lease obligations	$53,478	$39,704
Long-term debt, net of current maturities	481,603	454,073
Obligations under capital leases, net of current maturities	9,726	10,013
Total debt	544,807	503,790
Less: Cash and cash equivalents	185,318	134,880
Net debt	$359,489	$368,910

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CERTAIN ITEMS INCLUDED IN NET INCOME

(Amounts in thousands, except per share amounts - unaudited)

	Three Months Ended
	March 31,
	2014	2013

Expense items included in net income, net of tax:
Cost of sales
Closure of Tower Defense & Aerospace	$-	$(2,630)
Restructuring and asset impairment charges, net
Severance costs in Europe *	(126)	-
Facility closure	-	(1,182)
One-time restructuring actions	(240)	(330)
Other expense
Term Loan re-pricing fees	(87)	-
Total items included in net income	$(453)	$(4,142)

Net income attributable to Tower International, Inc.	$14,855	$2,548

Memo: Average shares outstanding (in thousands)
Basic	20,513	20,261
Diluted	21,263	20,593

Income per common share (GAAP)
Basic	$0.72	$0.13
Diluted	0.70	0.12

Diluted adjusted income per share (non-GAAP) **	0.72	0.32

*   Amount is net of tax of $54k

** Excludes the certain items shown above